FIRST AMENDMENT TO
EXHIBIT B TO
THE FIFTH AMENDED AND RESTATED
NON-RECOURSE LOAN SALE AND MASTER SERVICES AGREEMENT
THIS FIRST AMENDMENT TO EXHIBIT B TO THE FIFTH AMENDED AND RESTATED NON-RECOURSE LOAN SALE AND MASTER SERVICES AGREEMENT (this “First Amendment”), dated as of December 6, 2017, is made by and between MidCountry Bank, FSB (“MidCountry Bank”) and Pioneer Financial Services, Inc., a Missouri corporation, Pioneer Funding, Inc., a Nevada corporation, Pioneer Services Corp., a Missouri corporation, and Pioneer Services Sales Finance, Inc., a Nevada corporation (each a “Purchaser” and, collectively, “Purchasers” or “Pioneer”).
WHEREAS, MidCountry Bank, Pioneer and The PrivateBank and Trust Company, as administrative agent for itself and certain other lenders (together with any successor administrative agent under the Lending Agreement, “Agent”), are parties to that certain Fifth Amended and Restated Loan Sale and Master Services Agreement dated December 23, 2015 (as amended, modified, restated, or replaced from time to time, the “Agreement”). Capitalized terms used herein, but not otherwise defined herein, shall have the meanings given to them in that certain Credit Agreement, dated December 23, 2015, by and among Purchasers, Agent and certain other financial institutions as Lenders (as amended, modified, restated, or replaced from time to time, the “Lending Agreement”).
WHEREAS, pursuant to Section 10 of the Agreement, the Services, the Regular Fees, Exhibit B and Exhibit C of the Agreement may be amended without the consent of the Agent or the Required Lenders if both (a) no Event of Default exists and (b) any such amendment would not reasonably be expected to materially adversely affect Pioneer, the Agent or Lenders; and
WHEREAS, there is no Event of Default and MidCountry Bank and Pioneer desire to amend and restate Exhibit B to the Agreement such that the amendment would not reasonably be expected to materially adversely affect Pioneer, the Agent or Lenders; and
WHEREAS, MidCountry Bank and Pioneer are entering into this First Amendment to set forth the revised terms of Exhibit B.
Now, Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, MidCountry Bank and Pioneer hereby agree as follows:
1.Amendment. In recognition of increased costs of origination by MidCountry Bank hereunder, Exhibit B is hereby amended to increase the Origination Fee to $27.00 per Loan purchased pursuant to the Agreement. Exhibit B to the Agreement is deleted in its entirety and replaced with the First Amendment to Exhibit B attached hereto.

2.Effective Date. The changes as set forth in the First Amendment to Exhibit B are effective as of April 1, 2017.
3.Governing Law. This First Amendment shall be a contract made under and governed by the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

4.Section Titles. The section titles in this First Amendment are for convenience of reference only and shall not be construed so as to modify any provisions of this First Amendment.

5.Counterparts; Facsimile Transmissions. This First Amendment may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this First Amendment may be given by facsimile, PDF format or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

Signature Page to First Amendment to Fifth Amended and Restated
Non-Recourse Loan Sale and Master Services Agreement
IN WITNESS WHEREOF, this First Amendment has been duly executed as of the date first above written.

MidCountry Bank, FSB By: Name:David P. Turk Title:Chief Financial Officer

Pioneer Funding, Inc., a Nevada corporation, as a Purchaser By: Name:Pamela D. Johnson Title:Treasurer	Pioneer Services Corp., a Missouri corporation, as a Purchaser By: Name:Pamela D. Johnson Title:Treasurer

Pioneer Financial Services, Inc., a Missouri corporation By: Name:Pamela D. Johnson Title:Chief Financial Officer	Pioneer Services Sales Finance, Inc., a Nevada corporation By: Name:Pamela D. Johnson Title:Treasurer

FIRST AMENDMENT TO EXHIBIT B
ORIGINATION FEE
$27.00 per Loan purchased pursuant to this Agreement.